Exhibit 3.2

SECOND AMENDED AND RESTATED

BYLAWS

OF

ARCTIC CAT INC.

ARTICLE 1
OFFICES; CORPORATE SEAL

Section 1.1            Registered Office.  The registered office of the corporation shall be at the address specified in the Articles of Incorporation or any amendment or restatement thereof or in a certificate of change of registered office filed with the Secretary of State of Minnesota.

Section 1.2            Other Offices.  The corporation may also have offices at such other places both within and without the State of Minnesota as the Board of Directors may from time to time determine or the business of the corporation may require.

Section 1.3            Corporate Seal.  The corporation may, but need not, have a corporate seal.

ARTICLE 2
SHAREHOLDERS

Section 2.1            In General.  Except as required by Section 2.7, all meetings of the shareholders shall be held at the registered office of the corporation or at such other place either within or without the State of Minnesota as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.

Section 2.2            Regular Meetings.  Regular meetings of shareholders may be held on an annual or other less frequent periodic basis, but need not be held unless required by the Articles of Incorporation, these Bylaws, or the laws of the State of Minnesota.

Section 2.3            Demand by Shareholder.  If a regular meeting of shareholders has not been held during the immediately preceding 15 months, a shareholder or shareholders holding three percent or more of all voting shares may demand a regular meeting of shareholders by written notice of demand given to the chief executive officer or the chief financial officer of the corporation.  Within 30 days after receipt of the demand by one of those officers, the Board of Directors shall cause a regular meeting of shareholders to be called and held on notice not later than 90 days after receipt of the demand, all at the expense of the corporation.  If the Board of Directors fails to cause a regular meeting to be called and held as required by this Section, the shareholder or shareholders making the demand may call the regular meeting by giving notice as required by Section 2.7, all at the expense of the corporation.

Section 2.4            Business at Regular Meeting.  At each regular meeting of shareholders there shall be an election of qualified successors for directors who serve for an indefinite term or whose terms have expired or are due to expire within six months after the date of the meeting.  No other particular business is required to be transacted at a regular meeting.  Any business appropriate for action by the shareholders may be transacted at a regular meeting.

Section 2.5            Special Meetings.  Special meetings of the shareholders may be called for any purpose or purposes at any time, by the chief executive officer, the chief financial officer, two or more directors, a person authorized in the Articles of Incorporation or these Bylaws to call special meetings, or a shareholder or shareholders holding ten percent or more of the voting shares.

Section 2.6            Business at Special Meetings.  The business transacted at a special meeting shall be limited to the purposes stated in the notice of the meeting.  Any business transacted at a special meeting that is not included in those stated purposes is voidable by or on behalf of the corporation, unless all of the shareholders have waived notice of the meeting in accordance with Section 2.8.

Section 2.7            Notice of Meeting.  Written notice of all meetings of shareholders stating the place, date, and hour of the meeting and, in the case of special meetings, the purpose or purposes for which the meeting is called, shall be given to each shareholder entitled to vote at such meeting not less than ten nor more than 60 days before the date of the meeting, except that a meeting called by or at the demand of a shareholder or shareholders shall be held in the county where the principal executive office of the corporation is located.

Section 2.8            Waiver; Objections.  A shareholder may waive notice of a meeting of shareholders.  A waiver of notice by a shareholder entitled to notice is effective whether given before, at, or after the meeting, and whether given in writing, orally, or by attendance.  Attendance by a shareholder at a meeting is a waiver of notice of that meeting, except where the shareholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not lawfully be considered at that meeting and such shareholder does not participate in the consideration of the item at that meeting.

Section 2.9            Stock Ledger.  At least 10 days before every meeting of shareholders, the officer who has charge of the stock ledger of the corporation shall prepare and make a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address and the number of shares registered in the name of each shareholder.  Such list shall be open to the examination of any shareholder for any purpose germane to the meeting during ordinary business hours for a period of at least ten days prior to the meeting.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any shareholder who is present.

Section 2.10         Record Date.  The Board of Directors may fix a date not more than 60 days before the date of a meeting of shareholders as the date for the determination of the holders of voting shares entitled to notice of and to vote at such meeting.  When a date is so fixed, only shareholders on that date are entitled to notice and permitted to vote at that meeting of shareholders.

Section 2.11         Certification of Beneficial Owner.  A resolution approved by the affirmative vote of a majority of the directors present may establish a procedure whereby a shareholder may certify in writing to the corporation that all or a portion of the shares registered in the name of the shareholder are held for the account of one or more beneficial owners.  Upon receipt by the corporation of the writing, the persons specified as beneficial owners, rather than the actual shareholder, are deemed the shareholders for the purposes specified in the writing.

Section 2.12         Adjourned Meetings.  In the absence of a quorum, any meeting may be adjourned from time to time.  If any meeting of the shareholders is adjourned to another time or place, no notice of the date, time, and place of such adjourned meeting need be given other than by announcement at the time of adjournment.

Section 2.13         Majority Vote Required.  The shareholders shall take action by the affirmative vote of the holders of a majority of the voting power of the shares present, except where a larger proportion or number is required by the Articles of Incorporation, these Bylaws, any shareholder control agreement of the corporation or the laws of the State of Minnesota.

Section 2.14         Voting by Class.  In any case where a class or series of shares is entitled by the Articles of Incorporation, the laws of the State of Minnesota, or the terms of the shares to vote as a class or series, the matter being voted upon must also receive the affirmative vote of the holders of the same proportion of the shares of that class or series as is required pursuant to Section 2.13.

Section 2.15         Voting Power.  Unless otherwise provided in the Articles of Incorporation or in the terms of the shares, a shareholder has one vote for each share held.

Section 2.16         Registered Shareholders.  Except as otherwise provided in Section 2.10 or the laws of the State of Minnesota, the corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof.

Section 2.17         Shareholder Management.  The holders of the voting shares of the corporation may, by unanimous affirmative vote, take any action that the Board of Directors is required or permitted to take or that the shareholders are permitted to take after action or approval of the Board of Directors.

Section 2.18         Proxies.  A shareholder may cast or authorize the casting of a vote by filing a written appointment of a proxy with an officer of the corporation at or before the meeting at which the appointment is to be effective.  An appointment of a proxy for shares held jointly by two or more shareholders is valid if signed by any one of them, unless the corporation receives from any one of those shareholders written notice either denying the authority of that person to appoint a proxy or appointing a different proxy.

Section 2.19         Action Without a Meeting.  An action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting by written action signed, or consented to by authenticated electronic communication, by all of the shareholders entitled to a vote on such action; provided, however, that at any time the corporation is not a publicly held corporation as defined in Minnesota Statutes Chapter 302A, any action may be taken by written action signed, or consented to by authenticated electronic communication, by shareholders having voting power equal to the voting power that would be required to take the same action at a meeting of the shareholders at which all shareholders were present.  The written action is effective when it has been signed by the requisite number of shareholders, unless a different time is provided in the written action.

ARTICLE 3
DIRECTORS

Section 3.1            Number and Election.  The Board of Directors shall consist of one or more directors.  The Board of Directors may increase the number of directors and fill the vacancy or vacancies created thereby as provided in Section 3.2.  If the number of directors has been increased by the Board of Directors as provided herein, then at the next succeeding meeting of the shareholders at which directors are elected, the number of directors to be elected shall be such increased number, unless otherwise fixed by the shareholders.  The shareholders shall elect directors at each regular meeting of the shareholders.  Except as provided in Section 3.2, each director shall hold office until his or her successor is elected and qualifies or until his earlier death, disqualification, resignation or removal.  Directors shall be natural persons but need not be shareholders.

Section 3.2            Vacancies and New Directorships.  Unless different rules for filling vacancies are provided for in the Articles of Incorporation or a shareholder control agreement of the corporation, vacancies on the Board of Directors resulting from the death, disqualification, resignation, or removal of a director may be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum, and vacancies on the Board of Directors resulting from newly created directorships may be filled by the affirmative vote of a majority of the directors serving at the time of the increase.  Each director elected to fill a vacancy shall hold office until a qualified successor is elected by the shareholders at the next regular meeting or special meeting of the shareholders.

Section 3.3            Powers.  Except as otherwise provided in Section 2.17 or a shareholder control agreement of the corporation, the business and affairs of the corporation shall be managed by or under the direction of a Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by the Articles of Incorporation, these Bylaws, a shareholder control agreement of the corporation or the laws of the State of Minnesota directed or required to be exercised or done by the shareholders.

Section 3.4            Time and Place of Meetings.  Meetings of the Board of Directors may be held from time to time at any place, within or without the State of Minnesota, that the Board of Directors may select or by any means described in Section 3.5.  If the Board of Directors fails to select a place for a meeting, the meeting shall be held at the principal executive office of the corporation.

Section 3.5            Electronic Meetings.  A conference among directors by any means of communication through which the directors may simultaneously hear each other during the conference constitutes a board meeting, if the same notice is given of the conference as would be required by Section 3.6 for a meeting, and if the number of directors participating in the conference would be sufficient to constitute a quorum at a meeting.  Participation in a meeting by that means constitutes presence in person at the meeting.  A director may participate in a board meeting not described above by any means of communication through which the director, other directors so participating, and all directors physically present at the meeting may simultaneously hear each other during the meeting.  Participation in a meeting by that means constitutes presence in person at the meeting.

Section 3.6            Meetings.  Meetings of the Board of Directors may be called by a director or by the chief executive officer of the corporation on 10 days’ notice to all directors, of the date, time and place of the meeting.  The notice need not state the purpose of the meeting.  If the date, time, and place of a board meeting have been announced at a previous meeting of the Board of Directors, no notice is required.

Section 3.7            Quorum.  A majority, or a larger or smaller proportion or number provided in the Articles of Incorporation, of the directors currently holding office present at a meeting is a quorum for the transaction of business.

Section 3.8            Adjourned Meetings.  In the absence of a quorum, any meeting may be adjourned from time to time.  If any meeting of the Board of Directors is adjourned to another time or place, no notice of such adjourned meeting need be given other than by announcement at the time of adjournment.

Section 3.9            Board Action.  The Board of Directors shall take action by the affirmative vote of a majority of directors present at a duly held meeting, except where the affirmative vote of a larger proportion or number is required by the Articles of Incorporation, these Bylaws, a shareholder control agreement of the corporation or the laws of the State of Minnesota.  If the Articles of Incorporation or a shareholder control agreement of the corporation require a larger proportion or number than is required by the laws of the State of Minnesota for a particular action, the Articles of Incorporation or such shareholder control agreement shall control.

Section 3.10         Waiver of Notice.  A director may waive notice of a meeting of the Board of Directors.  A waiver of notice by a director entitled to notice is effective whether given before, at, or after the meeting, and whether given in writing, orally, or by attendance.  Attendance by a director at a meeting is a waiver of notice of that meeting, except where the director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not participate thereafter in the meeting.

Section 3.11         Committees.  A resolution approved by the affirmative vote of a majority of the entire Board of Directors may establish committees having the authority of the Board of Directors in the management of the business of the corporation to the extent provided in the resolution.  Committee members shall be natural persons.  Unless the Articles of Incorporation provide for a different membership, a committee shall consist of one or more persons, who need not be directors, appointed by affirmative vote of a majority of the directors present.  A majority of the members of the committee present at a meeting is a quorum for the transaction of business, unless a larger or smaller proportion or number is provided in the Articles of Incorporation, these Bylaws, or in a resolution approved by the affirmative vote of a majority of the directors present.

Minutes, if any, of committee meetings shall be made available upon request to members of the committee and to any director.

Section 3.12         Action Without a Meeting.  An action required or permitted to be taken at a board meeting or by a lawfully constituted committee thereof may be taken by written action signed, or consented to by authenticated electronic communication, by all of the directors or by all of the members of such committee, unless the action need not be approved by the shareholders and the Articles of Incorporation so provide, in which case, the action may be taken by written action signed, or consented to by authenticated electronic communication, by the number of directors that would be required to take the same action at a meeting of the Board of Directors or the committee at which all directors or committee members were present.  The written action is effective when signed by the required number of directors or committee members unless a different effective time is provided in the written action.  When written action is permitted to be taken by less than all directors or committee members, all directors and committee members shall be notified immediately of its text and effective date.

Section 3.13         Fees and Expenses.  The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid such compensation for their services as a director as the Board of Directors may fix from time to time.

ARTICLE 4
OFFICERS

Section 4.1            Election of Required Officers.  The officers of the corporation shall be elected by the Board of Directors at its first meeting after each regular meeting of shareholders and shall consist in all events of a chief executive officer and a chief financial officer, however designated.

Section 4.2            Other Officers.  The Board of Directors may elect or appoint any other officers or agents the Board of Directors deems necessary for the operation and management of the corporation, each of whom shall have the powers, rights, duties, responsibilities and terms in office provided for in the Articles of Incorporation, these bylaws, or as determined by the Board of Directors.

Section 4.3            Multiple Offices.  Any number of offices of the Corporation or functions of those offices may be held or exercised by the same person.  If a document must be signed by a person holding different offices or functions and a person holds or exercises more than one of those offices or functions, that person may sign the document in more than one capacity, but only if the document indicates each capacity in which such person signs.

Section 4.4            Salaries.  The salaries of all officers of the corporation shall be determined by the Board of Directors.

Section 4.5            Tenure, Removal, or Vacancy.  Each officer shall hold office until his successor is elected and qualifies, or until his earlier death, disqualification, resignation, or removal.  Subject to the provisions of a shareholder control agreement, an officer may be removed at any time, with or without cause, by a resolution approved by the affirmative vote of a majority of the directors present.  Such removal, however, shall be without prejudice to any contract rights of the officer.  Any officer may resign at any time by giving written notice to the corporation.

Section 4.6            Duties of Chief Executive Officer.  The chief executive officer shall have general active management of the business of the corporation; when present, preside at all meetings of the shareholders and, in the absence of the chairman of the Board of Directors or if such officer shall not be elected, at all meetings of the Board of Directors; see that all orders and resolutions of the Board of Directors are carried into effect; sign and deliver in the name of the corporation any deeds, mortgages, bonds, contracts, or other instruments pertaining to the business of the corporation, except in cases in which the authority to sign and deliver is required by law to be exercised by another person or is expressly delegated by the Articles of Incorporation or by the Board of Directors to some other officer or agent of the corporation; maintain records of and, whenever necessary, certify all proceedings of the Board of Directors and the shareholders; and perform other duties prescribed by the Board of Directors.

Section 4.7            Duties of President.  Unless provided otherwise by a resolution adopted by the Board of Directors, the president shall have general active management of the day to day operations of the corporation; see that all orders and resolutions of the Board of Directors are carried into effect; have authority to sign and deliver in the name of the corporation such contracts, reports and other documents pertaining to the business of the corporation as are necessary or proper in the course of the corporation’s regular day to day operations, and such other documents or instruments as are authorized by the Board of Directors; and perform such other duties as may from time to time be prescribed by the chief executive officer or the Board of Directors. In the absence or disability of the chief executive officer, or when that position is vacant, the president shall exercise all of the powers and discharge all of the duties of the chief executive officer.

Section 4.8            Duties of Chief Financial Officer.  The chief financial officer shall keep accurate financial records for the corporation, deposit all money, drafts, and checks in the name of and to the credit of the corporation in the banks and depositories designated by the Board of Directors; endorse for deposit all notes, checks, and drafts received by the corporation as ordered by the Board of Directors, making proper vouchers therefor; disburse corporate funds and issue checks and drafts in the name of the corporation, as ordered by the Board of Directors; render to the chief executive officer and the Board of Directors, whenever requested, an account of all transactions by the chief financial officer and of the financial condition of the corporation; have authority to sign and deliver in the name of the corporation such contracts, reports and other documents pertaining to the business of the corporation as are necessary or proper in the course of the corporation’s regular day to day operations; and perform other duties prescribed by the Board of Directors or by the chief executive officer.

Section 4.9            Duties of Treasurer.  Unless provided otherwise by a resolution adopted by the Board of Directors, the Treasurer of the corporation shall assist in keeping accurate financial records for the corporation; be authorized to deposit all monies, drafts, and checks in the name of and to the credit of the corporation in such banks and depositories as the Board of Directors shall designate from time to time; be authorized to endorse for deposit all notes, checks, and drafts received by the corporation as ordered by the Board of Directors, making proper vouchers therefor; be authorized to disburse corporation funds and issue checks and drafts in the name of the corporation as ordered by the Board of Directors; assist the chief financial officer in rendering to the chief executive officer and the Board of Directors, whenever requested, an account of all transactions of the treasurer and the chief financial officer and of the financial condition of the corporation; and perform such other duties as may be prescribed by the Board of Directors, the chief executive officer or the president from time to time.  In the absence or disability of the chief financial officer, or when that position is vacant, the treasurer shall exercise all of the powers and discharge all of the duties of the chief financial officer.

Section 4.10         Duties of Chairman of the Board.  The chairman of the Board of Directors, if there be one, shall, when present, preside at all meetings of the Board of Directors and shall perform such duties and have such powers as the Board of Directors may from time to time prescribe.

Section 4.11         Duties of Vice Presidents.  Each vice president, if there be any, shall have such powers and perform such duties as may from time to time be assigned to them respectively by the Board of Directors, the chief executive officer or the president.  In the absence of the chief executive officer (and the president, if one is elected) or in the event of his inability or refusal to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the chief executive officer and, when so acting, shall have all the powers of and be subject to all the restrictions upon the chief executive officer.

Section 4.12         Duties of Secretary.  The secretary shall attend all meetings of the Board of Directors and of the shareholders and record all the proceedings of all such meetings in a book to be kept for that purpose and shall perform like duties for any committee appointed by the Board of Directors when so directed by the chief executive officer or the president; give, or cause to be given, notice of all meetings of the shareholders and, when required, meetings of the Board of Directors; and have custody of the corporate seal of the corporation, if there be one, and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and, when so affixed, it may be attested by his signature or by the signature of such assistant secretary.  The Board of Directors may give general authority to any other officer to affix the seal of the corporation, if there be one, and to attest the affixing by his signature.  The secretary shall perform such other duties and have such other powers as the Board of Directors or the chief executive officer shall from time to time prescribe.

ARTICLE 5
CERTIFICATES OF SHARES

Section 5.1            Uncertificated Shares.  Uncertificated shares are prohibited.

Section 5.2            Certificates.  Each shareholder of the corporation shall be entitled to have a share certificate signed by or in the name of the corporation by an officer, certifying the number of shares of the corporation owned by him.

Section 5.3            Facsimile Signatures.  If a person signs or has a facsimile signature placed upon a certificate while an officer, transfer agent, or registrar of a corporation, the certificate may be issued by the corporation, even if the person has ceased to have that capacity before the certificate is issued, with the same effect as if the person had that capacity at the date of its issue.

Section 5.4            New Certificates.  The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen, or destroyed.

Section 5.5            Transfer, Fractional Shares.  Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.  Transfers of fractional shares shall not be made nor shall certificates for fractional shares be issued.

ARTICLE 6
GENERAL PROVISIONS

Section 6.1            Manner of Amendment.  These Bylaws may be altered, amended, or repealed or new Bylaws may be adopted by the shareholders or by the Board of Directors, subject to the power of the shareholders exercisable in the manner provided by the laws of the State of Minnesota to adopt, amend, or repeal Bylaws adopted, amended, or repealed by the Board of Directors.

Section 6.2            Dividends.  Dividends on the shares of the corporation may be declared by the Board of Directors at any regular or special meeting, pursuant to law.  Dividends may be paid in cash, in property, or in shares of the corporation.

Section 6.3            Voting of Shares of Other Corporations.  The shares of any other corporation owned by the corporation may be voted at any meeting of the shareholders of such other corporation by such proxy as the Board of Directors of the corporation may appoint, or if no such appointment be made, by the chief executive officer or the president.

Section 6.4            Indemnification.  Any person who at any time shall serve or shall have served as a director, officer or employee of the corporation, or of any other enterprise at the request of the corporation, and the heirs, executors and administrators of such person shall be indemnified by the corporation in accordance with, and to the fullest extent permitted by, the provisions of the Minnesota Business Corporation Act, as it may be amended from time to time, or as required or permitted by other provisions of law.

Section 6.5            Notices; General.  Whenever notice is required to be given to any director or shareholder under the laws of the State of Minnesota, the Articles of Incorporation or these Bylaws, it shall not be construed to require personal notice, but such notice may be given in writing, by mail, addressed to such director or shareholder at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail.  Notice to directors may also be given personally, by facsimile or by email.